Exhibit 10.1 (a)

FIRST AMENDMENT TO THE

FROZEN FOOD EXPRESS INDUSTRIES, INC.

1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

This Amendment (this “Amendment”) to the Frozen Food Express Industries, Inc. 1995 Non-Employee Director Stock Option Plan (the “Plan”) is hereby adopted by the Board of Directors of Frozen Food Express Industries, Inc., a Texas corporation (the “Company”), to be effective as of June 14, 2000.

WHEREAS, the Plan was adopted with the intent to provide automatic annual grants of stock options to non-employee directors of the Company; and

WHEREAS, on June 14, 2000, the Bylaws of the Company were amended to change the terms of members of the Board of Directors of the Company from one-year terms to staggered three-year terms; and

WHEREAS, the Company desires to amend the Plan in order to modify the provisions thereof regarding the automatic awards of stock options to non-employee directors of the Company under the Plan to reflect the change in the terms of the members of the Board of Directors of the Company and to clarify that grants of stock options under the Plan are to be made annually, as was originally intended; and

WHEREAS, the Board of Directors of the Company (the “Board”) has the power and authority to so amend the Plan pursuant to the provisions of Section 7 thereof;

NOW, THEREFORE, the Plan is hereby amended, effective as of June 14, 2000, as follows:

1. Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

“(a)  From and after March 4, 1995, each director who is not an employee of the Company at the time of grant of an Option pursuant to subsections (i) and (ii) below (“Non-Employee Director”) shall automatically be granted Options under this Plan, without any further action on the part of the Board or such Director, as follows:

(i) On the day of such Director’s initial appointment or election (whichever comes first) to the Board, provided that such Director is not already serving on the Board on March 3, 1995, such Director shall receive an Option to purchase 9,375 shares of Common Stock (subject to adjustment in accordance with Section 3(b)); and

(ii)  On the day of each annual meeting of stockholders of the Company that occurs after the date of such Director’s initial appointment or election to the Board (each a “Subsequent Eligibility Date”), each Non-Employee Director who is serving in such capacity immediately after such annual meeting shall receive an Option to purchase 1,875 shares of Common Stock (subject to adjustment in accordance with Section 3(b)).”

IN WITNESS WHEREOF, the Company has executed this Amendment to the Frozen Food Express Industries, Inc. 1995 Non-Employee Director Stock Option Plan on the 12th day of November, 2003, to be effective as of June 14, 2000.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:  /s/ Stoney M. Stubbs, Jr.
Name:  Stoney M. Stubbs, Jr.
                        Title:  President and CEO